EXHIBIT 23

CONSENT OF PARENTEBEARD

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123670) of Flatbush Federal Bancorp, Inc. (the “Company”) of our report dated March 28, 2011, relating to the Company’s consolidated financial statements, which appears in this Annual Report on Form 10-K.

Clark, New Jersey
March 28, 2011